EXHIBIT 5


                               December 31, 1997





Styling Technology Corporation
2390 E. Camelback Road, Suite 435
Phoenix, Arizona 85016

                  Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

     As special legal counsel to Styling Technology Corporation, a Delaware corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-8 to be filed on December 31, 1997 with the Securities and Exchange Commission (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 400,000 shares of common stock, par value $.0001 per share, of the Company (the "Shares") issuable pursuant to the Company's 1996 Stock Option Plan (the "Plan"). The facts, as we understand them, are set forth in the Registration Statement.

     With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

     A. The Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on June 29, 1995, and amended on September 23, 1996;

     B. The Bylaws of the Company, as amended through the date hereof;

     C. Resolutions of the Board of Directors of the Company dated September 19, 1996 adopting the Plan;

     D. Minutes of the September 19, 1996 Meeting of Stockholders of the Company, at which the stockholders approved the Plan as adopted by the Board of Directors; and

     E. The Registration Statement.


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Styling Technology Corporation
December 31, 1997
Page 2


     Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, it is our opinion that the Shares, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     Please be advised that we are members of the State Bar of Arizona, and our opinion is limited to the legality of matters under the laws of the State of Arizona and the General Corporation Laws of the State of Delaware. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

     We  hereby  expressly   consent  to  any  reference  to  our  firm  in  the
Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.


                                        Very truly yours,

                                        /s/ O'Connor, Cavanagh, Anderson
                                        Killingsworth & Beshears, a Professional
                                        Association